SEALRIGHT CO., INC.
                      ANNUAL MEETING OF STOCKHOLDERS
                                MAY 9, 1995

     THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
  The undersigned hereby appoints Marvin W. Ozley and John T. Carper, jointly and individually, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Sealright Co., Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 9, 1995, or any adjournments or postponements thereof.

1.  Election of Directors
    ( ) FOR ALL NOMINEES LISTED BELOW   ( ) WITHHOLD AUTHORITY
        (except as marked to the            to vote for all
        contrary below).                    nominees listed
                                            below.
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee's name)
           MARVIN W. OZLEY, G. KENNETH BAUM, D. PATRICK CURRAN,
               FREDERICK O. DESIEGHARDT, ROBERT F. HAGANS,
    ARTHUR R. SCHULZE, CHARLES A. SULLIVAN, and WILLIAM D. THOMAS.
2. APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1995.
       ( )FOR      ( )AGAINST     ( )ABSTAIN
3.  APPROVAL OF THE SEALRIGHT CO., INC. 1995 STOCK OPTION PLAN.
       ( )FOR      ( )AGAINST     ( )ABSTAIN
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
                         (Please see reverse side)

               SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL, OF ANY OTHER PROPOSAL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINESS FOR DIRECTOR AND FOR PROPOSAL 2 AND 3.

Please mark, date, sign and return this proxy card by mail in the enclosed, postage prepaid envelope.


                              Dated:_______________________, 1995
                              ___________________________________
                                       Signature

                              ___________________________________
                                       Signature

                              (Please sign exactly as name appears on
                              stock certificate.  Where stock is
                              registered jointly, all owners must sign.
                              Corporate owners should sign full
                              corporate name by an authorized person.
                              Executors, administrators, trustees or
                              guardians should indicate their status
                              when signing.)
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